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                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the registrant   [_]
Filed by a party other than the registrant   [X]


Check the appropriate box:

[_]  Preliminary proxy statement. (AMENDMENT)
[_]  Confidential, for use of the Commission only
     (as permitted by Rule 14a-6(e)(2)).
[X]  Definitive proxy statement.
[_]  Definitive additional materials.
[_]  Soliciting material under Rule 14a-12.


                          AQUACELL TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)


                              HAROLD W. PAUL, LLC
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act  Rules 14a-6(i)(1) and 0-11.

     (1)   Title  of  each class of securities  to  which transaction applies:

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     (2)    Aggregate  number  of  securities  to  which transaction applies:

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     (3)  Per  unit  price or other underlying  value  of transaction computes pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[_]  Fee  paid  previously  with  preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                   AQUACELL TECHNOLOGIES, INC.

                     10410 TRADEMARK STREET
                   RANCHO CUCAMONGA, CA 91730
                   __________________________

                            NOTICE OF
                 ANNUAL MEETING OF STOCKHOLDERS
                    _________________________

                         December 2, 2003
                    _________________________


       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of AquaCell Technologies, Inc. (the "Company") will be held at The Center Club, 650 Town Center Drive, Costa Mesa, California 92626 on December 2, 2003, at 11:00 a.m., for the following purposes, all as more fully described in the attached Proxy Statement:

      1. To elect two directors to serve for the ensuing three-year period and until their successors are elected and qualified;

      2.   To  ratify  the  appointment  of Wolinetz,  Lafazan  &
Company, PC as independent accountants for 2004;

      3.   To  ratify the issuance of  1,703,031 shares of common
stock  in   connection  with  a  private  placement completed  in
September, 2003 to comply with AMEX Rule 713.

      4.   To   ratify  the  amendment  of   the  Company's  1998
Incentive Stock Plan; and

      5.   To   transact  such  other  business  as  may properly
come before the meeting and any and all adjournments thereof.

      The Board of Directors has fixed the close of business on October 3, 2003, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

      You are earnestly requested to date, sign and return the accompanying form of proxy in the envelope enclosed for that purpose (to which no postage need be affixed if mailed in the United States) whether or not you expect to attend the meeting in person. The proxy is revocable by you at any time prior to its exercise and will not affect your right to vote in person in the event you attend the meeting or any adjournment thereof. The prompt return of the proxy will be of assistance in preparing for the meeting and your cooperation in this respect will be appreciated.

                           By Order of the Board of Directors



                           Karen B. Laustsen, Secretary


Rancho Cucamonga, California
November 6, 2003

                   AQUACELL TECHNOLOGIES, INC.

                     10410 TRADEMARK STREET
                   RANCHO CUCAMONGA, CA 91730
                   __________________________

                         PROXY STATEMENT
                   __________________________

                 ANNUAL MEETING OF STOCKHOLDERS
                 TO BE HELD ON DECEMBER 2, 2003
                   __________________________

      This Proxy Statement and the accompanying form of proxy is furnished to stockholders of AquaCell Technologies, Inc. ("Company") in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of the Company for use in voting at the Annual Meeting of Stockholders to be held at The Center Club, 650 Town Center Drive, Costa Mesa, California 92626 on December 2, 2003, at 11:00 a.m., and at any and all adjournments thereof. Any proxy given pursuant to this solicitation may be revoked by the person giving it by giving notice to the Secretary of the Company in person, or by written notification actually received by the Secretary, at any time prior to its being exercised. Unless otherwise specified in the proxy, shares represented by proxies will be voted FOR the election of the nominees listed herein.

      The  Company's  executive  offices  are  located  at  10410
Trademark Street, Rancho Cucamonga, CA 91730. On or about November 6, 2003, this Proxy Statement and the accompanying form of proxy, together with a copy of the Annual Report of the Company for the fiscal year ended June 30, 2003, are to be mailed to each stockholder of record at the close of business on October 3, 2003.

                        VOTING SECURITIES

      The Board of Directors has fixed the close of business on October 3, 2003, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any and all adjournments thereof. As of October 3, 2003, the Company had issued and outstanding 10,454,255 shares of Common Stock, the Company's only class of voting securities outstanding. Each stockholder of the Company will be entitled to one vote for each share of Common Stock registered in his name on the record date. The presence, in person or by proxy, of a majority of all of the outstanding shares of Common Stock constitutes a quorum at the Annual Meeting. Proxies relating to "street name" shares that are returned to the Company but marked by brokers as "not voted" will be treated as shares present for purposes of determining the presence of a quorum on all matters but will not be treated as shares entitled to vote on the matter as to which authority to vote is withheld by the broker ("broker non-votes"). The election of directors requires a plurality vote of those shares voted at the Annual Meeting with respect to the election of directors. "Plurality" means that the individuals who receive the largest number of votes cast "FOR" are elected as directors. Consequently, any shares not voted "FOR" a particular nominee (whether as a result of a direction to withhold authority or a broker non-vote) will not be counted in such nominee's favor. All other matters to be voted on will be decided by the affirmative vote of a majority of the shares present or represented at the Annual Meeting and entitled to vote. On any such matter, an abstention will have the same effect as a negative vote, but because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the vote. Stockholders who purchased shares of common stock in the September 2003 private placement must abstain from voting on Proposal No. 3.

         The following table sets forth certain information as of October 3, 2003 (on which date 10,454,255 shares of the Company's Common Stock were outstanding), with respect to (i) those persons or groups known to the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each director and nominee,
(iii) each executive officer whose compensation exceeded $100,000 in fiscal 2003, and (iv) all directors and executive officers as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934 based upon information furnished by the persons listed or contained in filings made by them with the Securities and Exchange Commission.

Except as indicated below, the stockholders listed possess sole voting and investment power with respect to their shares.

                                                  Shares of    Percentage of
                                                Common Stock    Common Stock,
                                                Beneficially    Warrants and
              Name and Address                      Owned          Options
---------------------------------------------   --------------  -------------

James C. Witham.............................     2,017,030 (1)     19.34%
10410 Trademark Street
Rancho Cucamonga, CA  91730

Karen B. Laustsen...........................       576,172          5.52%
10410 Trademark Street
Rancho Cucamonga, CA  91730

Gary S. Wolff...............................       488,367          4.68%
10410 Trademark Street
Rancho Cucamonga, CA  91730

Glenn A. Bergenfield........................       374,500 (2)(3)   3.52%
10410 Trademark Street
Rancho Cucamonga, CA  91730

Dr. William DiTuro..........................       337,500 (2)(4)   3.16%
10410 Trademark Street
Rancho Cucamonga, CA  91730

All officers and directors as agroup
(five persons)..............................     3,793,569         34.84%


(1) Includes an aggregate of 480,000 shares owned of record by Witham Group, LLC and JW Acquisitions, LLC which are entities in which Mr. Witham controls 100% of the outstanding equity.

(2)  Includes 75,000 options exercisable within 60 days.

(3) Includes 75,000 series A convertible preferred shares and 75,000 common stock purchase warrants exercisable within 60 days.

(4) Includes 80,000 series A convertible preferred shares and 80,000 common stock purchase warrants exercisable within 60 days.


                         PROPOSAL NO. 1
                      ELECTION OF DIRECTORS

     Our Restated Certificate of Incorporation provides for three classes of directors. Directors Witham and Bergenfield have been appointed to Class I and will serve until the meeting of stockholders in 2003; directors Laustsen and DiTuro have been appointed to Class II and will serve until the meeting of stockholders in 2005; and director Wolff has been appointed to Class III and will serve until the annual meeting of stockholders in 2004. After these directors' terms expire, newly elected directors shall serve for three year terms or until their successors are duly elected and qualified.

      Two persons will be elected at the Annual Meeting to serve as directors for a term of three years. The Board of Directors has nominated James C. Witham and Glenn A. Bergenfield as the candidates for election. Unless authority is withheld, the proxies solicited by the Board of Directors will be voted FOR the election of these nominees. In case either nominee becomes unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment.

Information About the Nominees

Name                        Age   Position
----                        ---   --------

James C. Witham............  62   Chairman of the Board and
                                  ChiefExecutive Officer

Glenn A. Bergenfield.......  50   Director


      Mr. James C. Witham founded AquaCell in March, 1997 and serves as its Chairman and Chief Executive Officer. Prior to founding AquaCell, Mr. Witham founded JW Acquisition Co. in May, 1996 and served as its Chief Executive Officer until March, 1997. From April, 1987 through May, 1996, Mr. Witham founded and served as Chairman, Chief Executive Officer and President of U.S. Alcohol Testing. Mr. Witham also served as Chairman and Chief Executive Officer of U.S. Alcohol's two publicly held subsidiaries, U.S. Drug Testing, Inc. and Good Ideas Enterprises, Inc. Mr. Witham is the husband of Karen B. Laustsen, President of AquaCell.

      Mr. Glenn A. Bergenfield has been a director of AquaCell since July 1997. For the past fifteen years, Mr. Bergenfield has been self-employed as a sole practitioner of law in the State of New Jersey. Mr. Bergenfield served as a director of U.S. Alcohol, and as a director of U.S. Drug Testing, Inc. and Good Ideas Enterprises, Inc.

Information About the Other Directors and Executive Officers

     The Company's other directors and executive officers are as follows:

Name                        Age   Position
----                        ---   --------

Dr. William DiTuro.........  48   Director

Karen B. Laustsen..........  43   President, Chief Operating Officer,
                                  Secretary and Director

Gary S. Wolff..............  65   Chief Financial Officer, Treasurer
                                  and Director

      Dr. William DiTuro has been a director of AquaCell since July 1997. Dr. DiTuro has been self-employed as a sole practitioner of general pediatrics since 1986 and has served as a clinical instructor of pediatrics at the Robert Wood Johnson Medical School. Dr. DiTuro served as a director of U.S. Alcohol, U.S. Drug Testing, Inc. and Good Ideas Enterprises, Inc.

      Ms. Karen B. Laustsen is a founder of AquaCell and has served as its President, Chief Operating Officer, Secretary, and as a Director since March, 1997. Prior to founding AquaCell, Ms. Laustsen served as President of JW Acquisition Co. from May, 1996 through March, 1997. From April, 1987 through May, 1996, Ms. Laustsen served as Executive Vice President and a director of U.S. Alcohol Testing of America, Inc. Ms. Laustsen also served on the board of directors of U.S. Drug Testing, Inc. and Good Ideas Enterprises, Inc. Ms. Laustsen is the wife of James C. Witham, Chairman of AquaCell.

     Mr. Gary S. Wolff is a founder of AquaCell and has served as its Treasurer, Chief Financial Officer and as a Director since March, 1997. Prior to founding AquaCell, Mr. Wolff served as Chief Financial Officer and a director of U.S. Alcohol, a publicly held company from April, 1987 through July, 1996. Mr. Wolff also served as Chief Financial Officer and as a director of U.S. Drug Testing, Inc. and as Treasurer and a director of Good Ideas Enterprises, Inc. He is licensed as a Certified Public Accountant in the States of New York and New Jersey and during the period from July, 1996 through March, 1997 he was self-employed as a sole practitioner of accounting.

      The executive officers of the Company are elected annually by the Board of Directors and serve at the discretion of the Board.

      During  the fiscal year ended June 30, 2003, the  Company's
Board of Directors held 7 meetings.

      The Board of Directors maintains an Executive Committee currently consisting of directors Witham, Laustsen and Wolff, which has all of the authority of the Board of Directors except as limited by applicable law. In addition we have an Audit Committee and a Compensation Committee which are required to consist of a majority of outside directors. The Audit Committee, currently consisting of directors Bergenfield and DiTuro, oversees actions taken by our independent auditors and reviews our internal audit controls. The Compensation Committee, currently consisting of directors Witham, Bergenfield and DiTuro, reviews the compensation levels of our employees and makes recommendations to the Board regarding compensation.

Audit Committee Information and Report

      The Company's audit committee was established in June 2000 and is currently comprised of Glenn Bergenfield and William
DiTuro. The audit committee met 2 times in the fiscal year  ended
June 30, 2003.

Audit Fees

      For the fiscal year ended June 30, 2003, the aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements and the reviews of its financial statements included in the Company's quarterly reports totaled approximately $51,000.

Financial Information Systems Design and Implementation Fees

      For the fiscal year ended June 30, 2003, there were no fees billed for professional services by the Company's independent auditors rendered in connection with, directly or indirectly, operating or supervising the operation of its information system or managing its local area network.

All Other Fees

     For the fiscal year ended June 30, 2003, there were no other fees billed by the Company's independent auditors.

Audit Committee Report

      Each member of the audit committee is an "independent director" and is "financially literate" as defined under the Amex listing standards. The Amex listing standards define an "independent director" generally as a person, other than an officer of the company, who does not have a relationship with the company that would interfere with the director's exercise of independent judgment. The Amex's listing standards define
"financially literate" as being able to read and understand fundamental financial statements (including a company's balance sheet, income statement and cash flow statement).

     Pursuant to the audit committee's written charter, which was adopted on June 1, 2000, the audit committee's responsibilities include, among other things:

     . annually reviewing and reassessing the adequacy of the committee's formal charter;

     . reviewing the annual audited financial statements with the Company's management and its independent auditors and the adequacy of its internal accounting controls;

     . reviewing analyses prepared by the Company's management and independent auditors concerning significant financial reporting issues and judgments made in
          connection  with  the  preparation  of   its  financial
          statements;

     . making recommendations concerning the engagement of the independent auditor;

     .    reviewing the independence of the independent auditors;

     . reviewing the Company's auditing and accounting principles and practices with the independent auditors and reviewing major changes to its auditing and accounting principles and practices as suggested by the independent auditor or its management; and

     . reviewing all related party transactions on an ongoing basis for potential conflict of interest situations.

      The Company's audit committee has met and held discussions with management and its independent auditors. Management represented to the committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company's independent auditors also provided the audit committee with the written disclosures required by Independence Standards Board Standard No. 1(Independence Discussions with Audit Committees) and the committee discussed with the independent auditors and management the auditors' independence, including with regard to fees for services rendered during the fiscal year and for all other professional services rendered by the Company's independent auditors. Based upon the committee's discussion with management and the independent auditors and the committee's review of the representations of management and the report of the independent auditors to the audit committee, the committee recommended that the Board of Directors include the audited consolidated financial statements in its annual report on Form 10-KSB for the fiscal year ended June 30, 2003.

                                   Glenn Bergenfield
                                   William DiTuro

Executive Compensation

           The following table sets forth information concerning compensation for the fiscal years indicated for services in all capacities awarded to, earned by or paid to the Company's Chief
Executive Officer and the other executive officers whose compensation was in excess of $100,000 during the fiscal year ended June 30, 2003.



                                                                                                     Long-Term
 Name and Principal Position                                       Annual Compensation              Compensation
------------------------------------------------------------  -----------------------------  -------------------------
                                                                                               Options    All Other
                                                              Year Salary($)(1)(2) Bonus($)   Granted(3) Compensation
                                                              ---- --------------- --------  ----------- ------------
James C. Witham.............................................  2003      316,000       --          --          --
Chairman of the Board and Chief Executive Officer             2002      265,000       --          --          --
                                                              2001      196,000       --          --          --

Karen B. Laustsen...........................................  2003      190,000       --          --          --
President, Chief Operating Officer, Secretary and Director    2002      160,000       --          --          --
                                                              2001       99,000       --          --          --

Gary S. Wolff...............................................  2003      170,000       --          --          --
Treasurer, Chief Financial Officer and Director               2002      142,000       --          --          --
                                                              2001      103,000       --          --          --


(1) Aggregate salaries actually paid in fiscal year 2003 were $109,000. $567,000 of accrued and unpaid salaries were utilized to pay principal on certain notes receivable from third parties that were personally guaranteed by the Company's executive officers.

(2)  All  of   the  salaries  actually  paid to the officers  during
     fiscal 2003 represented vacation pay.

(3) No options were granted to the executive officers in the last fiscal year. The executive officers do not hold any options.

Employment Agreements

      On February 12, 2001, we entered into five-year employment agreements with each of Mr. Witham and Ms. Laustsen, and a two-year employment agreement with Mr. Wolff that was extended through June 30, 2005. These agreements provide for base salaries of $265,000, $160,000, and $142,000, respectively, and also provide for bonuses to be paid based upon established financial performance targets. Each of these employment agreements contains standard noncompete, confidentiality and benefit provisions, including provisions for severance compensation in the event of a termination without cause or transactions that result in a change in control of AquaCell. Each of these contracts provide that after the first year, the base salary amounts will be subject to increase by 50% of the amount of any bonus, with such bonus to be based on net sales and net income earned during the prior year. The terms of the employment agreements, including bonus criteria were reviewed and approved by the Compensation Committee.

      The  following table sets forth certain information at June
30, 2003 with respect to the Company's equity compensation plans that provide for the issuance of options, warrants or rights to purchase the Company's securities.


Plan Category    Number of         Weighted-         Number of
                 Securities to     Average           Securities
                 be Issued upon    Exercise Price    Remaining
                 Exercise of       of Outstanding    Available for
                 Outstanding       Options,          Future Issuance
                 Options,          Warrants and      under Equity
                 Warrants and      Rights            Compensation
                 Rights                              Plans (excluding
                                                     securities
                                                     reflected in the
                                                     first column)
--------------   ---------------   ---------------   ----------------
Equity
Compensation
Plans
Approved by          476,000           $ 0.92             524,000
Security
Holders

Directors
Equity
Compensation
Plans
Approved by           30,000           $ 0.65             470,000
Security
Holders


Report  of the Compensation Committee Concerning Compensation  of
Executive Officers

      The  Compensation Committee of the Board of  Directors  met
once  during  the  2003  fiscal  year.   The  Committee  has  not
developed   a  formal  compensation  policy  for  the   Company's
executive officers.

      During 2003, Mr. Witham served as the Company's Chairman of the Board and Chief Executive Officer. The compensation package provided to Mr. Witham and the other executive officers are based upon five (5) year and two (2) year employment agreements.

      Bonus compensation, if any, to executive officers is  based
generally   upon  the  Company's  fiscal  performance   and   the
availability of resources as well as the executive officer's individual performance and level of responsibility.

      Stock option awards under the Company's stock option plans are intended to attract and retain the best available talent and encourage the highest level of performance by affording key employees an opportunity to acquire proprietary interests in the Company. The executive officers are also each entitled to receive options although none have been granted to date.

                                   James C. Witham
                                   Glenn Bergenfield
                                   William DiTuro

Summary of 1998 Incentive Stock Plan

      Our 1998 Incentive Stock Plan, covering 1,000,000 shares of our Common Stock, is administered by the Compensation Committee of our Board of Directors. Among the Compensation Committee's powers will be the authority to:

     .    interpret the plan;

     .    establish rules and regulations for its operation;

     . select officers, other key employees, consultants and advisors to receive awards; and

     .    determine  the   form,   amount  and  other  terms  and
          conditions of awards.

       Directors,   officers,  key  employees   and   independent
contractors  will be eligible to participate in  the  plan.   The
selection of participants is within the discretion of the Compensation Committee.

      The plan provides for the grant of any or all of the following types of awards:

     . stock options, including nonqualified stock options and incentive stock options;

     .    stock awards;

     .    stock appreciation rights;

     .    performance shares; and

     .    performance units.

      Awards may be granted by themselves, in combination or in tandem with other awards as determined by the Compensation
Committee.

     . Under the plan, the Compensation Committee may grant awards in the form of nonqualified stock options or incentive stock options, shares of our Common Stock, stock appreciation rights, performance shares or performance units. The Compensation Committee, with regard to each stock option, will determine the number of shares subject to the option, the manner and time of the option's exercise and vesting, and the exercise price per share of stock subject to the option. The following limitations are applicable under the plan: no incentive stock options may be exercisable later than ten years after the date they are granted and no nonqualified stock options may be exercisable later than fifteen years after the date they are granted;

     . the aggregate fair market value at the time of grant of shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year cannot be more than $100,000;

     . the exercise price of a stock option will not be less than 100% of the fair market value of the shares of Common Stock on the date the option is granted for incentive stock options or less than 85% of the market value for non qualified stock options (or, in either case, not less than 110% of fair market value if the optionee is an officer, director or a 10% stockholder);

     . the option price must be paid by a participant by check or, in the discretion of the Compensation Committee, by delivery of our Common Stock; and

     . awards may be subject to such terms, conditions, restrictions or limitations, as the Compensation Committee deems appropriate, including restrictions on transferability and continued employment.

      Under the plan, each stock appreciation right will entitle the holder to elect to receive the appreciation in the fair market value of the shares subject to the stock appreciation right up to the date the right is exercised. Stock appreciation rights may be granted independent of, or in connection with, stock options. In the case of stock appreciation rights issued independent of stock options, the appreciation shall not be measured from a value less than 85% of the fair market value of the shares on the date of grant. If the stock appreciation rights are issued in connection with stock options, the appreciation shall be measured from not less than the option price. No stock appreciation right may be exercised earlier than six months after the date of grant or later than the earlier of the term of the related option or fifteen years after the date it was granted.

              Performance shares and units may be awarded either alone or in addition to other awards and will consist of:

     . in the case of performance shares, the right to receive shares of Common Stock or cash of equal value at the end of a specified performance period; or

     . in the case of performance units, the right to receive a fixed dollar amount, payable in cash or shares of Common Stock or a combination of both at the end of a specified performance period.

      The Compensation Committee may condition the performance shares or units on the attainment of specified performance goals or such other facts or criteria as the committee shall determine.

      The plan provides that awards shall not be transferable otherwise than by law or by will or the laws of descent and distribution. However, the Compensation Committee may permit the transferability of an award to members of the participant's immediate family or trusts or family partnerships for the benefit of such family members.

      The Board of Directors has the right to amend, suspend or terminate the plan at any time, subject to the rights of participants under any outstanding awards. However, no amendment to the plan may be made without the approval of our stockholders if such approval is required by law or regulatory authority.

      Proposal No. 4 hereinafter seeks stockholder approval of an amendment to the 1998 Plan increasing the number of shares thereunder from 1,000,000 to 2,000,000. (See Proposal No. 4.) No Plan securities were issued to any of the Company's executive officers or directors during the last fiscal year.

Compliance with Section 16(a) of the Exchange Act

      Section 16(a) of the Securities Exchange Act of 1934 requires AquaCell's directors and executive officers to file with the SEC initial reports of ownership and changes in ownership of AquaCell's Common Stock during the fiscal year ended June 30, 2003. AquaCell believes that its officers and directors complied with all these filing requirements during the fiscal year. The Company has relied upon the representations of its directors and executive officers. The Company does not believe any other stockholders are subject to Section 16(a) filing requirements.

                     Stock Performance Graph

      The graph depicted below shows a comparison of cumulative stockholder returns for the Company, the American Stock Exchange
Index and the Company's peer group.

               Comparison of Cumulative Return for
          The Period February 12, 2001 to June 30, 2003




                            [GRAPH]





                 Total Return to Shareholders
             (Includes reinvestment of dividends)

                                ANNUAL RETURN PERCENTAGE
                                          Years Ending

Company Name / Index            Jun 01  Jun 02  Jun 03
--------------------------      ------  ------  ------
AQUACELL TECHNOLOGIES           -10.00  -81.56  261.45
AMERICAN STOCK EXCHANGE          -2.12   -2.70    8.53
PEER GROUP                       19.95   28.22  -26.38


                                         INDEXED RETURNS
                             Base         Years Ending
                             Period
Company Name / Index         12Feb01  Jun 01  Jun 02  Jun 03
--------------------------   -------  ------  ------  ------
AQUACELL TECHNOLOGIES INC      100     90.00   16.60   60.00
AMERICAN STOCK EXCHANGE        100     97.88   95.23  103.36
PEER GROUP                     100    119.95  153.80  113.23

Peer Group Companies
------------------------------------------------------------
IONICS INC
PENTAIR INC
VEOLIA ENVIRONNEMENT-ADR
  (Name change from Vivendi Environmental 5/2003)

                         PROPOSAL NO. 2
               APPOINTMENT OF INDEPENDENT AUDITORS

      On  September  14,  2003, the Board of  Directors  selected
Wolinetz, Lafazan & Company, PC as the Company's independent public accountants for the fiscal year ending June 30, 2004.

     Although neither federal nor state law requires the approval of the auditors by stockholders, the Board believes that, in view of the importance of financial statements to the stockholders, the selection of independent public accountants should be passed on by stockholders. Accordingly, approval of the following resolution will be requested at the Meeting:

     "RESOLVED, that the Board of Directors appointment of Wolinetz, Lafazan & Company, PC to serve as the Company's independent public accountants for fiscal year ending June 30, 2004 be, and the same hereby is ratified and approved."

      The Board of Directors recommends a vote FOR the foregoing resolution. In the event that stockholders disapprove of the selection, the Board of Directors will consider the selection of other auditors.

      A representative of Wolinetz, Lafazan & Company, PC will be present at the Annual Meeting or available by telephone. The Company has been informed that the representative does not intend to make any statement to the stockholders at the Annual Meeting, but will be available to respond to appropriate questions from stockholders.


Description of Capital Stock

General

     Our authorized capital stock consists of 50 million shares of capital stock, par value $0.001 per share. Currently 40 million of such shares of capital stock are classified as Common Stock and 10 million are classified as Preferred Stock. On October 3, 2003, 10,429,255 shares of our common stock were outstanding and held by 123 stockholders of record and the Company believes approximately 700 holders in the float. Our Restated Certificate of Incorporation authorizes the Board to classify any of the unissued shares of authorized Preferred Stock into one or more different classes or series of Preferred Stock which may be issued from time to time with such distinctive designations, rights and preferences as may be determined by the Board. We may issue Preferred Stock for possible future financings of acquisitions or for general corporate purposes without any legal requirement that further stockholder authorization for such issuance be obtained. The issuance of Preferred Stock could have the effect of making an attempt to gain control of us more difficult by means of a merger, tender offer, proxy contest or otherwise. Preferred Stock, if issued, could have a preference on dividend payments which could affect our ability to make dividend distributions to the holders of our Common Stock.

Common Stock

     Dividends. Holders of our Common Stock will be entitled to dividends declared and payable at such times and in such amounts as the Board will from time to time determine out of funds legally available therefore. The rights of holders of our Common Stock to receive dividends will be subject and subordinate to the rights of any future holders of Preferred Stock as may be authorized by us.

     Liquidation. Upon our liquidation, dissolution or winding up (either voluntary or involuntary), after payment of liabilities, any future holders of classes of our Preferred Stock or other senior stock, as may be authorized by us, will be entitled to receive the payment of all liquidation and other preference amounts; the holders of our Common Stock will be entitled to receive our remaining assets available for distribution to our stockholders pro rata according to the number of shares held. The following shall not constitute a liquidation, dissolution or winding up for the foregoing purposes:

     . our consolidation or merger with or into another corporation;

     .    a merger of any other corporation with or into us or

     . the sale of all or substantially all of our property or business (other than in connection with a winding up of our business).

     Voting. Each holder of our Common Stock is entitled to one vote for each share held of record on each matter submitted to vote of holders of our Common Stock.

     Other Rights. There are no preemptive or other subscription conversion, redemption or sinking fund rights or provisions with respect to shares of our Common Stock. We hold annual stockholder meetings, and special meetings may be called by the President or Secretary or holders of at least 20% of the total voting power of all outstanding share of our capital stock then entitled to vote or a majority of the Board. Our Restated Certificate of Incorporation may be amended in accordance with the Delaware General Corporation Law, subject to certain limitations set forth therein.

Outstanding Options and Warrants

     As of record date, up to 6,314,638 shares of Common Stock are issuable pursuant to outstanding options and warrants as follows:

     .    481,000   shares   of   Common   Stock are issuable, in
          connection with outstanding options, at a weighted average exercise price of $0.90; and

     . 5,833,638 shares of Common Stock are issuable, in connection with outstanding warrants, at a weighted average exercise price of $2.55.

Series A Preferred Stock

     Our Board has designated 1,870,000 shares of our preferred stock as Series A Preferred Stock, 1,185,000 shares of which were issued to private placement investors in April and May, 2003.

     Dividends.   The series A preferred stock will  pay  a  cash
dividend,  payable  quarterly, at  the  rate  of  8%  per  annum.
Dividends will cumulate if not paid.

     Liquidation Preference. The series A preferred stock will have priority over common stock in the event of liquidation equal to its stated value, plus accrued and unpaid dividends.

     Voluntary Conversion. Each share of the series A preferred stock will be convertible, at the option of the holder, into one share of common stock (subject to standard adjustments for stock splits and dividends).

     Mandatory Conversion. Each share of the series A preferred stock automatically converts into common stock if (i) the closing price of the common stock is at least $1.89 per share (subject to standard adjustments for stocks, splits and dividends) for 20 consecutive trading days and (ii) either (a) at least one year has passed since the issuance of the preferred stock or (b) a registration statement registering the resale of the common stock issuable upon conversion has been declared effective by the SEC and the related prospectus remains current.

     Voting.   Holders of the series A preferred stock  will  not
have voting rights until their shares are converted into common stock, except as required by Delaware Law.

     Seniority. We may establish other series of preferred stock senior to or parri passu with the series A preferred stock.

                         PROPOSAL NO. 3
   TO RATIFY THE ISSUANCE OF 1,703,031 SHARES OF COMMON STOCK
 IN CONNECTION WITH A PRIVATE PLACEMENT COMPLETED IN SEPTEMBER,
               2003 TO COMPLY WITH AMEX RULE 713

      In November 2002 we began exploring ways in which we could raise additional capital to execute our business strategy and concluded that raising capital privately was the most effective way to raise the minimum amount of proceeds we foreseeably needed in the shortest time frame. In April 2003 we completed a private placement of approximately $430,000 comprised of 685,000 Series A Convertible Preferred shares at $0.63 per share together with a matching number of warrants exercisable at $1.16 per share. In May 2003 we completed a second private placement of approximately $375,000 comprised of 500,000 Series A Convertible Preferred shares at $0.75 per share with a matching number of warrants exercisable at $1.60 per share. In both cases the warrant exercise price exceeded the closing price of the Company's common stock on AMEX on the day prior to the closing of the private placement. The sale of 1,185,000 Preferred A shares, convertible into common shares on a one-to-one basis represented less than 20% of the Company's common stock, and therefore did not require stockholders' approval pursuant to AMEX Rule 713.

      In September 2003 , the Company completed an additional private placement of approximately $2,550,000 comprised of 1,703,031 shares of its common stock at $1.50 per share, each share accompanied by a warrant exercisable at $4.00 per share. We paid commissions of approximately $250,000 resulting in net proceeds of approximately $2,300,000. All securities in the three private placements were sold to accredited investors pursuant to the exemption from registration provided by Regulation D, Rule 505, and Section 4(6) of the Securities Act of 1933, as amended. All sales of convertible preferred and common stock were made at a discount to market at the time of each transaction, as this provided the Company with the fastest access to funds necessary to execute our business plan. The Company believed that due to distinction between the securities sold and the lapse in time between the placements, that Rule 713 was inapplicable. The shares underlying both the convertible preferred shares and the warrants as well as the common shares issued in the private placements are being registered with the Securities and Exchange Commission. In connection with this registration, we are seeking to list the additional shares on AMEX. We were informed by the listing qualifications personnel at AMEX that the issuance of the preferred and common shares should be considered together. Under those circumstances the issuances exceed the 20% limitation of Rule
713. After additional discussions with the AMEX, we agreed that we would seek stockholders' approval of the September issuance.

      The AMEX has the authority to delist the securities of any issuer that fails to comply with its listing criteria, including the stockholder voting provisions of Rule 713. Therefore, if we do not obtain stockholders' approval to issue the 1,703,031 shares of common stock in excess of the limits of Rule 713, and we nonetheless issue such shares, the Company's common stock could be delisted from the AMEX. In the event of the delisting of the Company's securities from the AMEX, trading, if any, in the Company's securities would thereafter be conducted in the non-Nasdaq over-the-counter market. As a result of such delisting, the market price of the Company's common stock could be adversely affected and an investor could find it more difficult to dispose, or to obtain accurate quotations as to the market value, of the common stock.

     The Board of Directors recommends a vote FOR Proposal No. 3.


                         PROPOSAL NO. 4:
      AMENDMENT OF THE COMPANY'S 1998 INCENTIVE STOCK PLAN

      In order to provide the Company the ability to issue options, the Board adopted the 1998 Incentive Stock Plan (the "1998 Plan") on August 28, 1998. The 1998 Plan is intended to encourage stock ownership by officers, employees, independent contractors and advisors of the Company and thereby enhance their proprietary interest in the Company.

      On September 14, 2003, the Board of Directors adopted a resolution, subject to shareholder approval, to amend the 1998 Plan to increase the number of shares issuable thereunder from 1,000,000 to 2,000,000. The Board of Directors believes that stock options are valuable tools for the recruitment, retention and motivation of qualified employees, including officers and other persons who can contribute materially to the Company's success. As of June 30, 2003, options to purchase 476,000 shares were outstanding under the 1998 Plan. The Board of Directors believes that equity ownership by management and other employees has contributed to the Company's growth over the past five years. The Board believes that it is important to have additional shares available under the 1998 Plan to provide adequate incentives to the Company's growing workforce and to continue aligning the interests of management with those of the Company's stockholders. A summary of the significant provisions of the 1998 Plan, as amended from 1,000,000 shares to 2,000,000 shares is set forth below.

Administration of the 1998 Plan

      The 1998 Plan is administered by the compensation committee (the "Committee") consisting of two or more persons who are appointed by, and serve at the pleasure of, the Board and each of whom is a "disinterested person" as that term is defined in Rule 16b of the General Rules and Regulations under the Securities Exchange Act of 1934. Subject to the express provisions of the 1998 Plan, the Committee has the sole discretion to determine to whom among those eligible, and the time or times at which, options will be granted, the number of shares to be subject to each option and the manner in and price at which options may be exercised. In making such determinations, the Committee may take into account the nature and period of service of eligible employees, their level of compensation, their past, present and potential contributions to the Company and such other factors as the Committee in its discretion deems relevant. Options are designated at the time of grant as either "Incentive Stock Options" intended to qualify under Section 422 of the Internal Revenue Code (the "Code") or "non-qualified options" which do not so qualify.

      The Committee may amend, suspend or terminate the 1998 Plan at any time, except that no amendment may be adopted without the approval of shareholders which would (i) increase the maximum number of shares which may be issued pursuant to the exercise of options granted under the Plan; (ii) change the eligibility requirements for participation in the 1998 Plan; (iii) permit the grant of any incentive stock option under the 1998 Plan with an option price of less than 10% of the fair market value of the shares at the time such incentive stock option is granted; or
(iv) extend the term of any incentive stock options or the period during which any incentive stock options may be granted under the 1998 Plan.

      Unless the 1998 Plan is terminated earlier by the Board, the 1998 Plan will terminate on December 31, 2008.

Shares Subject to the Plan

      No more than 2,000,000 shares of Common Stock may be issued pursuant to the exercise of options granted under the 1998 Plan. If any option expires or terminates for any reason, without having been exercised in full, the unpurchased shares subject to such option will be available again for purposes of the 1998 Plan.

     Under certain circumstances involving a change in the number of shares of Common Stock without the receipt by the Company of any consideration therefore, such as a stock split, stock consolidation or payment of a stock dividend, the class and aggregate number of shares of Common Stock in respect of which options may be granted under the 1998 Plan, the class and number of shares subject to each outstanding option and the option price per share will be proportionately adjusted. In addition, if the Company is involved in a merger, consolidation, dissolution or liquidation, the options granted under the 1998 Plan will be adjusted or, under certain conditions, will terminate, subject to the right of the option holder to exercise his option or a comparable option substituted at the discretion of the Company prior to such event. An option may not be transferred other than by, will or by the laws of descent and distribution, and during the lifetime of the option holder may be exercised only by such holder.

Participation

     The Committee is authorized to grant incentive stock options from time to time to such employees of the Company as the Committee, in its sole discretion, may determine. Employees of the Company, advisors and independent contractors providing services to the Company are eligible to receive non-qualified options under the 1998 Plan. There are approximately 25 people who may participate in the 1998 Plan at the present time.

Option Price

      The exercise price of each option is determined by the Committee, but may not, in the case of incentive stock options, be less than 100% of the fair market value of the shares of Common Stock covered by the option on the date the option is granted. In the case of non-qualified options, the option price per share may be less than, equal to or greater than the fair market value of the shares of Common Stock covered by the option on the date the option is granted but not less than 85% of the Fair Market Value of the Common Stock shares on the grant date. If an incentive stock option is to be granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's stock, then the exercise price may not be less than 110% of the fair market value of the Common Stock covered by the incentive stock option on the date the option is granted.

Terms of Options

      The Committee has the discretion to fix the term of each option granted under the 1998 Plan, except past the maximum length of term of each option is 10 years, subject to earlier termination as provided in the Plan.

Required Vote

      The affirmative vote of holders of a majority of the shares of Common Stock present, in person or by proxy, at the Annual
Meeting is required to approve the 1998 Plan pursuant to the following resolution:

     "RESOLVED,  that  the Company's 1998 Stock  Option  Plan  be
     amended  to  provide for the issuance of   up  to  2,000,000
     shares in the aggregate."

      The Board of Directors recommends that you vote FOR the amendment of the 1998 Plan.


                   2004 STOCKHOLDER PROPOSALS

      In order for stockholder proposals for the 2004 Annual Meeting of Stockholders to be eligible for inclusion in the Company's Proxy Statement, they must be received by the Company at its principal office in Rancho Cucamonga, California not later than June 30, 2004. Stockholders are advised that the Company's management shall be permitted to exercise discretionary voting authority under proxies it solicits and obtains for the Company's 2004 Annual Meeting of Stockholders with respect to any proposal presented by a stockholder at such meeting, without any discussion of the proposal in the Company's proxy statement for such meeting, unless the Company receives notice of such proposal at its principal office in Rancho Cucamonga, California, not later than August 25, 2004.


               WHERE YOU CAN FIND MORE INFORMATION

      We are a public company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov. In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, D.C. 20006.

      You should rely only on the information contained or incorporated by reference in this Proxy Statement. We have not authorized anyone else to provide you with information that is different from what is contained or incorporated in this Proxy Statement. This document is dated November 6, 2003. You should not assume that the information in this Proxy Statement is accurate as of any later date, and the mailing of this Proxy Statement to stockholders shall not create any implication to the contrary.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Proxy Statement, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below:

     . Our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003; and

     . Our Annual Report on Form 10-KSB/A for the fiscal year ended June 30, 2003 filed on November 6, 2003 which accompanies this Proxy Statement.

      Any statement contained in a document incorporated or deemed to be incorporated by reference in this Proxy Statement shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement or in any other document subsequently filed with the Securities and Exchange Commission which also is deemed to be incorporated by reference in this Proxy Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement. We will provide without charge to each person to whom a copy of this Proxy Statement is delivered, upon request, a copy of any and all documents incorporated by reference in this Proxy Statement. Requests for such copies should be made to Gary S. Wolff, Chief Financial Officer of the Company, 10410 Trademark Street, Rancho Cucamonga, California 91730 or by calling (800) 326-5222.


                     SOLICITATION OF PROXIES

      The solicitation of proxies in the enclosed form is made on behalf of the company and the cost of this solicitation is being paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telephone using the services of directors, officers and regular employees of the Company at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for expenses incurred in sending proxy material to beneficial owners of the Company's stock.


                          OTHER MATTERS

          The Board of Directors knows of no matter which will be presented for consideration at the Annual Meeting other than the matters referred to in this Proxy Statement. Should any other matter properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.


                                  Karen B. Laustsen, Secretary

Rancho Cucamonga, California
November 6, 2003

                                  PROXY CARD

                          AQUACELL TECHNOLOGIES, INC.

     PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 2, 2003
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


      The undersigned Stockholder(s) of AQUACELL TECHNOLOGIES, INC., a Delaware corporation (the "Company"), hereby appoints James C. Witham, Proxy, with full power of substitution in the name, place and stead of the undersigned, to vote the Annual Meeting of Stockholders of the Company to be held on December 2, 2003 and at all adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters.


                      (Continued and to be signed below)


                            Please Detach Here
             You Must Detach This Portion of the Proxy Card
               Before Returning it in the Enclosed Envelope

================================================================================

1. Election of Directors:
   James C. Witham, Glenn A. Bergenfield

  [ ] FOR all nominees listed at left (except as marked to the contrary below). [ ] WITHHOLD AUTHORITY to vote for all nominees listed at left.
  [  ] *EXCEPTIONS

(INSTRUCTIONS: To withhold authority to vote for any individual nominee mark the
 "Exceptions" box and write that nominee's name on the space provided below.) EXCEPTIONS ____________________________________________________________________


2. Proposal to ratify the appointment of Wolinetz, Lafazan & Company, PC as Independent Public Accountants for the Company for the Fiscal Year ending June 30, 2004.

   [   ]  FOR      [   ]  AGAINST      [   ]  ABSTAIN

3. To ratify the issuance of 1,703,031 shares of common stock in connection with a private placement completed in September, 2003 to comply with AMEX Rule 713.

   [   ]  FOR      [   ]  AGAINST      [   ]  ABSTAIN

4. Proposal to ratify amendment of the Company's 1998 Incentive Stock Plan.

   [   ]  FOR      [   ]  AGAINST      [   ]  ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEE AND PROPOSALS LISTED ABOVE.

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partner-ship, please sign in partnership name by authorized person.

Date ______________________________________________, 2003

_______________________________________________________
Signature
_______________________________________________________
Signature, if held jointly